SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

En2go International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-50480
(State or other jurisdiction of incorporation)	(Commission File Number)

644-1812 West Burbank Blvd., Burbank, CA	91506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 748-6244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount (1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
November 8, 2010	2,750,000 Units, each Unit consisting of one share of common stock and a common stock purchase warrant to purchase one share of common stock at an exercise price of $.30 per share, on or before November 7, 2015, issued in conversion of $550,000 principal amount of debt.	Private investor.	NA	$.20 per share/NA
November 8, 2010	585,000 Units, each Unit consisting of one share of common stock and a common stock purchase warrant to purchase one share of common stock at an exercise price of $.30 per share, on or before November 7, 2015, issued in conversion of $100,000 principal amount of debt and $17,000 of accrued interest.	Private investor.	NA	$.20 per share/NA
November 8, 2010	1,515,625 Units, each Unit consisting of one share of common stock and a common stock purchase warrant to purchase one share of common stock at an exercise price of $.30 per share, on or before November 7, 2015, issued in conversion of $250,000 principal amount of debt and $53,125 of accrued interest.	Private investor.	NA	$.20 per share/NA
November 8, 2010	250,000 Units, each Unit consisting of one share of common stock and a common stock purchase warrant to purchase one share of common stock at an exercise price of $.30 per share, on or before November 7, 2015.	Private investor.	NA	$.20 per share/NA
November 8, 2010	250,000 Units, each Unit consisting of one share of common stock and a common stock purchase warrant to purchase one share of common stock at an exercise price of $.30 per share, on or before November 7, 2015.	Private investor.	NA	$.20 per share/NA
November 8, 2010	1,250,000 Units, each Unit consisting of one share of common stock and a common stock purchase warrant to purchase one share of common stock at an exercise price of $.30 per share, on or before November 7, 2015.	Private investor.	NA	$.20 per share/NA
(1)	The issuances to private investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of either Regulation D or Regulation S promulgated by the SEC under the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On August 20, 2010, Chisholm, Bierwolf, Nilson & Morrill, LLC (CBNM) notified the Company that effective as of that date, the firm was not going to stand for re-election as its independent auditor. Effective November 5, 2010, the Company appointed Madsen & Associates, CPA as its independent registered public accounting firm for the fiscal year ending August 31, 2010. For the Company’s two most recent fiscal years ended August 31, 2009 and 2008, the reports of CBNM did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to audit scope or accounting principles, except that the reports of CBNM as to the Company’s financial statements for those two most recent fiscal years were modified for uncertainty due to the substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended August 31, 2009 and 2008, and any subsequent interim period from August 31, 2009 through August 20, 2010, there were no disagreements as defined in Item 304(a)(1)(iv) with CBNM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBNM, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the Company’s two most recent fiscal years ended August 31, 2009 and 2010, and any subsequent interim period though August 20, 2010.

The Company has requested that CBNM furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

(b) On November 5, the Company engaged Madsen & Associates, CPA as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Madsen & Associates, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16	Letter on change in certifying accountant from Chisholm, Bierwolf, Nilson & Morrill, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2010	EN2GO INTERNATIONAL, INC.
(Registrant)

	By:	/S/ ROBERT ROSNER
Robert Rosner, President and Chief Executive Officer